Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Michael Praeger, Chief Executive Officer (principal executive officer) of AvidXchange Holdings, Inc. (the “registrant”), and Joel Wilhite, Chief Financial Officer (principal financial and accounting officer) of the registrant, each hereby certifies that, to the best of their knowledge:

1. The registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition of the registrant at the end of the period covered by the Report and results of operations of the registrant for the periods covered by the Report.

Date: February 29, 2024

/s/ Michael Praeger

Michael Praeger

President, Chief Executive Officer, and Chairman of the Board

(Principal Executive Officer)

/s/ Joel Wilhite

Joel Wilhite

Chief Financial Officer

(Principal Financial and Accounting Officer)